Exhibit 99.1

CBD Biotechnology Co. Ltd.’s Baijui Marketing Campaign on Today’s Headlines is a Success – Projected Revenues for 2018 $1.8M

SAN GABRIEL, CA (January 2, 2018) - ChineseInvestors.com, Inc. (OTCQB: CIIX) (“CIIX” or the “Company”), the premier financial information website for Chinese-speaking investors, today provides a post-holiday update on CBD Biotechnology Co. Ltd.’s Yantai 1985 baijui sales. ChineseInvestors.com, Inc.’s wholly owned foreign enterprise, CBD Biotechnology Co. Ltd. has partnered with a proven leader in the Chinese baijiu market, China GuiZhou HanTai Wine, Inc., and based on its initial marketing campaign, anticipates revenues of 12,000,000 CNY, or $1,800,000 USD in 2018. Baijiu is a Chinese liquor made from grains or rice. Baijiu is about 104 proof (52% alcohol).

Earlier this month, the Company rolled out a digital ad campaign on Today’s Headlines, a popular and fast growing mobile app in China with over 600 million users. Online users were directed to the Company’s call center to purchase Yantai 1985. After two weeks of advertising verification, traffic debugging, click amplification, conversion improvement and other tests, sales stabilized in the third week of December. As of December 29th, the campaign generated revenues of 189,655 CNY, or over $29,000 USD, in just a week. Based on these results, we expect monthly sales to reach 758,600 CNY, or over $116,000 USD, and annual sales to reach 9,000,000 CNY, or $1,350,000 USD. In addition, the Company plans to open another account on Today’s Headlines to replicate this model.

According to Summer Yun, CEO of CBD Biotechnology Co. Ltd., “CBD Biotech is entering a new phase in the development of its online distribution model. The marketing-to-revenue ratio for the initial sales campaign on Today’s Headlines was quite favorable; therefore, CBD Biotechnology intends to significantly increase its advertising budget in 2018 to maximize revenue through this channel.”

“With healthy revenue projections from baijiu sales in China, continued growth of its hemp-infused skincare line, the recently announced spin off of CBD Biotechnology Co. Ltd. and Chinesehempoil.com, Inc., and the expansion of the Company’s core financial education business to include cryptocurrency and blockchain technology, CIIX looks forward to delivering significant value to our shareholders in 2018,” stated Warren Wang, ChineseInvestors.com, Inc.’s CEO.

About ChineseInvestors.com (OTCQB: CIIX)

Founded in 1999, ChineseInvestors.com endeavors to be an innovative company providing: (a) real-time market commentary, analysis, and educational related services in Chinese language character sets (traditional and simplified); (b) advertising and public relation related support services; and (c) retail, online and direct sales of hemp-based products and other health related products.

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Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements are inherently uncertain as they are based on current expectations and assumptions concerning future events or future performance of the company. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. In evaluating such statements, prospective investors should review carefully various risks and uncertainties identified in this release and matters set in the company's SEC filings. These risks and uncertainties could cause the company's actual results to differ materially from those indicated in the forward-looking statements.

Contact:

ChineseInvestors.com, Inc.

227 W. Valley Blvd, #208 A

San Gabriel, CA 91776

Investor Relations:

Alan Klitenic

+1.214.636.2548

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